UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
BIOHEART, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325
(Address of principal executive offices, including zip code)
(954) 835-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation.
Item 8.01 Other Events.
On January 28, 2009, Bioheart, Inc. (the “Company”) received a written notice of an event of default under the Loan and Security Agreement, dated as of May 31, 2007 (as amended from time to time, the “BlueCrest Agreement”), between BlueCrest Venture Finance Master Fund Limited, as assignee of BlueCrest Capital Finance, L.P. (the “Lender”) and the Company, as borrower. The notice states that it is being given as a result of the Company’s failure to pay principal and interest, in the amount of $180,660.87 due January 1, 2009, under the terms of the BlueCrest Agreement and the Promissory Note of the Company, dated May 31, 2007, given in connection with the BlueCrest Agreement (the “Loan”). By reason of the stated event, the Lender has demanded payment of a 2% late fee of $3,613.22, pursuant to the BlueCrest Agreement, together with the principal and interest payment of $180,660.87. A copy of the notice from the Lender is filed herewith.
On February 3, 2009, the Company received from the Lender a notice of acceleration of the outstanding principal amount of the Loan and demanded repayment in full of all outstanding principal and accrued interest on the Loan, including late charges, in the aggregate amount of $2,947,045. A copy of the notice from the Lender is filed herewith.
Item 7.01 Regulation FD Disclosure.
A.	On January 28, 2009, the Company issued a press release regarding a conference call to be held on February 3, 2009, to discuss the Company’s clinical progress and highlights for fiscal year 2008. The highlights listed in the press release were:

•	Regulatory approvals in place to launch sales of at-home heart failure monitoring systems in the United States and Europe, and market the Company’s TGI-1200™ cell isolation system in Europe.

•	Since June of 2000, over 350 patients have been enrolled in various myogenic stem cell clinical trials for treating advanced heart failure. Approximately 83 percent to 94 percent of myogenic cell treated patients have improved in exercise capacity and/or quality of life while only about 31 percent of patients treated with drugs only have improved in these same parameters.

•	Bioheart, through its European contract manufacturer, Pharmacell BV, was previously awarded a manufacturing permit from The Netherlands Ministry of Health for the in vitro culture of autologous myoblasts for use as human medications.

•	Bioheart recently applied in four countries for reimbursement authorization for treating advanced heart failure patients who are worsening after trying all available current drug therapies and who do not currently qualify for a bi-ventricular pacemaker or left ventricle assist device.

•	MyoCell Clinical Cell Therapy: Currently the subject of Bioheart’s MARVEL Trial, a Phase II/III randomized, double-blind, placebo-controlled clinical trial to study muscle stem cell therapy treatments for congestive heart failure patients. The MARVEL Trial involves 35 U.S. clinical sites and 330 patients, making it the largest clinical trial of its kind ever undertaken.

•	MyoCell SDF-1, intended to be an improvement of MyoCell and being developed in collaboration with the Cleveland Clinic and the University of Florida utilizing intellectual property licensed by the Cleveland Clinic, demonstrated positive functional improvement in two separate animal studies. MyoCell SDF-1 provided a 54 percent improvement of heart function compared to 27 percent for the original MyoCell composition while the placebo control treated animals declined by 10 percent. Bioheart is preparing to enter into clinical registry studies in Switzerland and is working with the FDA on obtaining an IND for clinical trials in the U.S. Grant funding has potentially been lined up for these studies. Last year, Bioheart also approached the National Heart, Lung and Blood Institute of the National Institutes of Health to discuss the possibility of their Cardiovascular Cell Therapy Research Network’s participation in these new clinical trials.

•	Filed applications for reimbursement approval for MyoCell Myogenic Stem Cell Therapy for Heart Failure in four countries: Germany, Italy, the Netherlands, and Switzerland. Awarded a manufacturing permit from the Netherlands Ministry of Health for the in vitro culture of autologous myoblasts for use as human medications. This certification fully permits Bioheart to commercialize muscle biopsy processing services in Europe to provide myogenic cells to clinical researchers.

•	Received a Notice of Allowance from the United States Patent and Trademark Office for nine new patent claims covering the use of electrical stimulation to enhance stem cell regeneration of damaged heart muscle.

•	Bioheart TGI-1200 System, a bedside apparatus for preparing stem cells and endothelial progenitor cells from adipose tissue, received CE Mark approval in November 2008 and sales efforts began in December. In animal studies this procedure achieved 40 percent to 90 percent reduction of myocardial scar size.

•	Bioheart 3370 Heart Failure Monitor: Bioheart secured non-exclusive worldwide distribution rights for an at-home patient monitoring system utilizing Bioheart’s exclusive proprietary software program. This product is fully approved for commercial sale both in the U.S. and Europe and sales launch began in December 2008. Just this week, the company began making first deliveries into the U.S. market.

•	Bioheart received FDA approval for the Bioheart-Monebo Cardiobelt™, an at-home heart monitoring system and ECG analyzer.

•	Added veteran medical sales executive, Matt Fendrich, as VP of Sales and Marketing to the team. Mr. Fendrich led the sales launch of the Bioheart 3370 Heart Failure Monitor and the Bioheart-Monebo Cardiobelt™ Arrhythmia and A-Fib Remote Monitoring System in the U.S.

•	Opened multimillion-dollar, state-of-the-art cell culture facility in Korea, of which 18 percent is owned by Bioheart.

•	Invested $14 million in research in 2008, bringing the total committed to date to over $120 million, including grants, loans and $82 million paid in capital.

A copy of the Press Release is filed herewith.

B.	On January 30, 2009, the Company inadvertently disclosed it has arranged with its local partner, Biomedica in Italy, for a complete grant-supported study of the Bioheart A&C Bio Science T-PLS® True Pulsatile Life Support System, a blood pump that is introduced through small percutaneous punctures into the femoral artery and femoral vein of a patient. The Company also disclosed that the first shipments were made this week to a hospital in Italy, and testing on the system is expected to be completed within 45 days. It was also disclosed that, if the test results are positive, sales forecast for the systems in Italy alone for 2009 is expected to be approximately 35 units at $60,000 each, for a total contract value estimated at $2,100,000.
Item 9.01 Exhibits.

Exhibit Number	Description

2.1	Notice of Event of Default, from BlueCrest Venture Finance Master Fund Limited (“Lender”) to the Company, dated January 28, 2009, filed herewith.

2.2	Notice of Acceleration, from Lender to the Company, dated February 3, 2009, filed herewith.

99.1	Press Release, dated January 28, 2009, announcing conference call to discuss highlights, filed herewith.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2009

BIOHEART, INC.
By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
Chief Executive Officer

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